Exhibit 99.1

Terayon Selects Texas Instruments as Silicon and Software Provider for Data
and Voice Cable Modems and Residential Gateway Systems

TI’s Mature Voice Offering Key to Terayon’s Decision

     DALLAS and SANTA CLARA, Calif. (Feb. 14, 2005) — Texas Instruments Incorporated (TI) [NYSE:TXN], today announced that Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video applications and home access solutions, has selected TI as its primary silicon and software provider for its latest generation of cable customer premises equipment (CPE) platforms. TI will supply voice and data silicon and software for the Terayon TJ family of data and voice cable modems, as well as technology for its residential gateway (RG) offerings.

     More than five million Terayon cable modems have been deployed by cable operators worldwide, including such major operators as Comcast in the U.S., UPC in Europe and J-Com in Japan. The company is ranked as the third leading provider of cable modems and embedded multimedia terminal adaptors (eMTA) worldwide in 2004 according to the Kinetic Strategies broadband industry research firm.

     “Cable modems and other home access solutions are a substantial and important part of our business and basing our new cable modems, eMTAs and other CPE on proven TI silicon enables us to focus on our strengths — adding new, innovative features, instead of further developing our own modem silicon,” said Joseph Benigno, vice president and general manager, home access solutions, Terayon. “After evaluating silicon providers, we chose TI because of its technology leadership in voice silicon, field-proven DOCSIS® software and hardware and its compelling roadmap, including the PUMA IV architecture.”

     Terayon products based on TI’s silicon and software solutions include the TJ700 data modem, which utilizes TI’s cost-effective DOCSIS® 1.1 and 2.0 compliant silicon and software, and the TJ900 family of eMTAs, featuring TI’s voice silicon and software.

     “Terayon — a recognized market leader in video and data solutions — has established itself as a valued equipment provider to multiple service operators (MSOs) worldwide, and its selection of TI to provide voice and data cable modem silicon and software speaks volumes about the proven reliability of our technology,” said Dennis Rauschmayer, director of marketing for TI’s cable business unit. “TI continues to enjoy widespread adoption of our voice-over-cable technology, and with two million voice lines already shipped, we look forward to building upon this momentum.”

     For more information on TI’s cable technology, please visit (www.ti.com/cablemodem).

About Terayon

     As the world’s leading provider of innovative digital video networking applications and home access solutions, Terayon Communication Systems, Inc. accelerates the evolution to the all-digital network. Now more than ever, service providers must adapt and evolve to not only cope with the market disruption brought on by new digital and IP-based services such as HDTV, VOD, DVRs and VoIP, but also to capitalize on the opportunities these new services present. With over 5,000 digital video systems, hundreds of millions of seamless digital ad insertions and over five million cable modems and eMTAs shipped to date, Terayon delivers the critical technology and solutions that accelerate its customers’ ability to capitalize on the opportunities of the digital revolution. Recognizing the mission critical nature of digital video and data services, Terayon enables its customers to deliver picture perfect results where it matters most — on the screen and the bottom line.

     Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the NASDAQ under the symbol TERN. Terayon can be found on the web at www.terayon.com.

Texas Instruments Broadband Solutions

     For OEMs developing broadband communications solutions, TI’s advanced signal processing-based silicon and software platforms deliver the optimal performance, lower power consumption, and system-level integration required to rapidly deploy differentiated next-generation products for cable modems, digital subscriber line (xDSL) modems, integrated access devices (IADs), VoIP gateways, carrier infrastructure, and home and office wireless networking. See www.ti.com/broadband.

# # #

Texas Instruments Incorporated provides innovative DSP and analog technologies to meet our customers’ real world signal processing requirements. In addition to Semiconductor, the company’s businesses include Sensors & Controls, and Educational & Productivity Solutions. TI is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries.

Texas Instruments is traded on the New York Stock Exchange under the symbol TXN. More information is located on the World Wide Web at www.ti.com.

Statements contained in this press release regarding the growth of the VoCable market, TI VoCable market penetration and qualification of TI products and other statements of management’s beliefs, goals and expectations may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. The following factors and the factors discussed in TI’s most recent Form 10-K could cause actual results to differ materially from the statements contained in this press release: actual market demand for VoCable products in general and TI semiconductor products specifically, and actual certification test results relating to TI products. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including, but not limited to the sale of cable modems and eMTAs, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the Securities and Exchange Commission, including Terayon’s 10-Q for the quarter ended September 30, 2004 and 10-K for the year ended December 31, 2003.

Trademarks
DOCSIS® is a registered trademark of Cable Television Laboratories, Inc.